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                                                                    Exhibit 99.1
NEWS RELEASE

                                    APOGEE



FOR IMMEDIATE RELEASE
THURSDAY, FEBRUARY 26, 1998

             APOGEE ENTERPRISES, INC. TO TAKE FOURTH QUARTER CHARGE
                  FOR EXITING EUROPEAN CURTAINWALL OPERATIONS
                             ----------------------
           APOGEE ALSO ANNOUNCES PENDING MOVE OF VIRATEC'S CaRT LINE;
               COMMENTS ON FISCAL 1998 AND 1999 EARNINGS OUTLOOK;
                     AND ANNOUNCES STOCK REPURCHASE PROGRAM

MINNEAPOLIS, MN, February 26, 1998 -- Apogee Enterprises, Inc. (Nasdaq: APOG) announced today that it will take an after-tax charge ranging from $35 million to $39 million, or $1.22 per share to $1.36 per share, for its fourth quarter ending February 28, 1998. The cash impact of this action should result in expenditures in the range of $12 million to $16 million. In addition, Apogee announced the pending move of Viratec Thin Films' cathode ray tube coating (CaRT(R)) line to a new location and commented on the outlook for fiscal 1998 and 1999 earnings.

EXIT FROM EUROPEAN CURTAINWALL OPERATIONS
The charge primarily relates to the New Construction unit of Apogee's Building Products & Services segment, and provides amounts for exiting all European curtainwall and related operations, including the completion of remaining projects. The exit from Apogee's European curtainwall operations follows the company's previously announced third quarter after-tax charge of $16 million or $0.56 per share, or $26 million pre-tax, to close the segment's Asian offices and rationalize its project management, engineering and European manufacturing capacity. Currently, Apogee has four curtainwall projects remaining in Asia, each of which is expected to be completed by calendar year-end 1998.

"After a very comprehensive review of our European curtainwall business, we have concluded that it is not in the best interests of our shareholders to continue to fund this operation," said Russell Huffer, Apogee's President and Chief
Executive Officer.  "By calendar year-end 1998, we currently expect to have exited both our Asian and European curtainwall operations.  After this exit,
Apogee's only continuing curtainwall operations will be in the United States.
Our U.S. curtainwall business was profitable in fiscal 1997 and 1998, and is expected to remain profitable in fiscal 1999, while accounting for less than 10%
of Apogee's total revenues."
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
APOGEE ENTERPRISES, INC.        AT THE COMPANY:                         AT THE FINANCIAL RELATIONS BOARD:
7900 Xerxes Ave., South         Donald W. Goldfus, Chairman             Larry Stein          Suzy Lynde
Minneapolis, MN 55431           Russell Huffer, CEO                     General Inquiries    Investor Inquiries
(612) 835-1874                  Robert G. Barbieri, CFO                 (312) 266-7800       (312) 266-7800
                                (612) 835-1874
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Apogee Enterprises
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Huffer added, "This decision underscores our commitment to investing our resources where they can earn the best return for our shareholders.  Following our exit from these operations, all of Apogee's continuing businesses are expected to be profitable and we can focus on our strongest opportunities.  Next year's capital expenditure budget reflects this commitment, with the most aggressive investment plans in our company's history.  Presently, we plan to invest approximately $100 million in fiscal 1999, including about $80 million to significantly expand our Glass Technologies businesses."

VIRATEC'S CART LINE PLANNING MOVE TO NEW LOCATION
Apogee also announced that Viratec plans to move its cathode ray tube (CRT) coating line to a new location. Viratec will close its CaRT line in Faribault, Minnesota, and expects to locate the coater close to the flow of the customer computer monitor supply chain. The Viratec coater will be used to direct coat CRTs to improve the sharpness and clarity of computer monitor screen images. Huffer said it may take about six months to complete the move and bring the coater into full operation.

"This is an ideal solution for Viratec's CaRT operation, to significantly increase the efficiency of the coating process by moving our coater near to our customers' supply chain," said Huffer. "Previously, our CaRT business was hampered by shipping costs and breakage risks of transporting CRTs -- this move solves those challenges and enables us to maximize the value of our technology."

EARNINGS OUTLOOK FOR FISCAL 1998 AND 1999
Huffer said that excluding the charge announced today, management does not expect Apogee to meet the current range of analysts' earnings estimates for the fourth quarter of fiscal 1998. Factors cited were weak replacement auto glass sales that reflect soft demand industrywide and higher than expected losses from international curtainwall operations.

"For fiscal 1999, we currently believe we can invest $100 million in capital expenditures and absorb the costs related to our substantial expansion in Glass Technologies, and still generate earnings per share at levels on par with our record fiscal 1997," said Huffer. "Equally important, with the exit of our European and Asian curtainwall operations, we will be in a stronger operating position overall."

Huffer concluded, "Longer term, we look forward to the prospects of a significantly larger Glass Technologies segment driving Apogee's earnings along with improved profitability within the Auto Glass and Building Products & Services segments. We're building up our strong businesses, while taking immediate and decisive action on our less-productive businesses."


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Apogee Enterprises
Add 2

SHARE REPURCHASE PROGRAM AUTHORIZED
The company also announced today that its Board of Directors has authorized a stock repurchase program under which up to 1,000,000 shares of the company's common stock may be repurchased. The 1,000,000 shares authorized for repurchase is in addition to the 1,000,000 share repurchase program authorized in July 1996. Over 800,000 shares have been repurchased to date under the July 1996 authorization. The company said that such purchases may be made from time to time at prevailing prices in the open market, by block purchases, accelerated share repurchase programs or private transactions and may be discontinued at any time. The company has approximately 27,400,000 shares of common stock outstanding. The shares repurchased will be available for employee stock plans and for other corporate purposes. The company intends to fund such repurchases with internally generated funds and, if necessary, borrowings under its line of credit.

CAUTIONARY STATEMENT
The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. A number of factors should be considered in conjunction with the above forward-looking statements, including: (1) expected cost savings from the restructuring cannot be fully realized or realized within the expected time frame; (2) revenues following the restructuring are lower than expected; (3) costs or difficulties related to the operation of the businesses or execution of the restructuring are greater than expected; (4) changes in economic and market conditions; (5) factors related to competitive pricing; (6) commercial building market conditions; and (7) other factors set forth in the cautionary statements included in Exhibit 99 to Apogee's Form 10-K filed with the Securities and Exchange Commission. Apogee wishes to caution investors and others to review the statements set forth in
Exhibit 99 and that other factors may prove to be important in affecting Apogee's business or results of operations.

Apogee Enterprises, Inc. is a leading fabricator, distributor and installer of value-added glass products and systems. The company is organized into three operating segments: Building Products & Services (BPS), Glass Technologies (GT) and Auto Glass (AG). Headquartered in Minneapolis, the company's stock is traded on the Nasdaq Stock Market under the symbol APOG.

   FOR MORE INFORMATION ON APOGEE ENTERPRISES, INC. VIA FACSIMILE AT NO COST,
      SIMPLY DIAL 1-800-PRO-INFO AND ENTER THE COMPANY CODE TICKER APOG.

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